OVERSEAS SHIPHOLDING GROUP REPORTS

SECOND QUARTER 2017 RESULTS

TAMPA, Fl.—(BUSINESS WIRE)—Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter 2017.

Highlights

●	Income from continuing operations for the second quarter was $3.2 million, or $0.04 per diluted share, compared to a net loss from continuing operations of $4.2 million, or ($0.04) per diluted share, for the second quarter 2016.

●	Shipping revenues were $96.2 million for the current quarter, a decrease of 18.7% from $118.4 million in the prior year quarter. Time charter equivalent (TCE) revenues(A) for the second quarter 2017 were $91.1 million, down 20.6% compared to the same period in 2016.

●	Net income was $3.2 million for the quarter ended June 30, 2017, compared to $29.9 million for the quarter ended June 30, 2016. Net income for the prior year period included income from discontinued operations from International Seaways (INSW) of $34.0 million.

●	Second quarter 2017 adjusted EBITDA(B) was $29.6 million, down 35.6% from $46.0 million in the same period in 2016.

●	Cash and cash equivalents were $204.6 million at June 30, 2017. Total cash(C) was $210.5 million at the end of the current quarter.

●	During the second quarter 2017, we repurchased and retired $4.6 million in principal of the 8.125% notes due in 2018.

“Increasing exposure to weakening spot markets during the just completed quarter weighed on top-line performance”, Sam Norton, OSG’s President and CEO stated. “However, cost discipline helped to mitigate the effects of these developments, and, together with earnings from our shuttle tanker and lightering operations, served to produce healthy cash flows. Progress continues strengthening our balance sheet and, with over $275 million of available liquidity, OSG remains favorably positioned to respond to opportunities in our markets.”

Second Quarter 2017 Results

Shipping revenues were $96.2 million for the quarter, down 18.7% compared with the second quarter of 2016. The decrease in shipping revenues was also driven by lower charter rates. TCE revenues for the second quarter of 2017 were $91.1 million, a decrease of $23.7 million, or 20.6%, compared with the second quarter of 2016, primarily due to lower average daily rates earned. Shipping revenue for the first half of 2017 were $204.3 million, a decrease of $29.1 million compared to the first half of 2016.TCE revenues for the first half of 2017 were $193.4 million, a decrease of $33.6 million compared to the first half of 2016.

A, B Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

C Reconciliation to total cash is included in the financial tables attached to this press release starting on Page 8.

Operating income for the second quarter of 2017 was $14.2 million, compared to operating income of $23.0 million in the second quarter of 2016. The decrease reflected reduced operating expense, including depreciation and amortization expense, and lower general and administrative expenses, which partially offset the decline in shipping revenues. Operating income for the first half of 2017 was $33.5 million, a decrease of $6.9 million compared to the first half of 2016.

Income from continuing operations for the current period second quarter was $3.2 million, or $0.04 per diluted share, compared with a loss from continuing operations of $4.2 million, or ($0.04) per diluted share, for the second quarter 2016. The increase reflects a lower tax provision in the second quarter of 2017 compared to 2016. In the prior year period, a deferred tax liability on the unremitted earnings of INSW was recorded, resulting in an income tax provision of $15.1 million, compared to tax expense of $1.6 million in the 2017 period. In addition, interest expense decreased by $1.4 million in the current period as the result of significant debt reductions in the current and prior year periods.

Income from continuing operations for the first half of 2017 was $8.6 million compared with a loss from continuing operations of $12.9 million for the first half of 2016. The increase reflects a lower tax provision in the first half of 2017 compared to 2016. In the prior period, a deferred tax liability on the unremitted earnings of INSW was recorded, resulting in an income tax provision of $48.3 million, compared to tax expense of $5.2 million in the 2017 period.

Adjusted EBITDA(B), a non-GAAP measure, was $29.6 million for the quarter, a decrease of $16.4 million or 35.6% compared with the second quarter of 2016, driven primarily by the decline in TCE revenues, partially offset by lower general and administrative expenses. Adjusted EBITDA for the first half of 2017 was $65.7 million, a decrease of $21.0 million or 24.2% compared with the first half of 2016.

Discontinued Operations

As previously disclosed, OSG completed the separation of its business into two independent publicly traded companies through the spin-off of its then wholly owned subsidiary INSW on November 30, 2016. The spin-off separated OSG and INSW into two distinct businesses with separate management. OSG retained the U.S. Flag business and INSW holds entities and other assets and liabilities that formed OSG’s former International Flag business. The spin-off transaction was in the form of a pro rata distribution of INSW’s common stock to our stockholders and warrant holders of record as of the close of business on November 18, 2016.

In accordance with Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, the assets and liabilities and results of operations of INSW are reported as discontinued operations for the three and six months ended June 30, 2016.

Net income from discontinued operations for the three and six months ended June 30, 2016 was $34.0 million and $93.5 million, respectively.

Conference Call

The Company will host a conference call to discuss its second quarter 2017 results at 9:00 a.m. Eastern Time (“ET”) on Wednesday, August 9, 2017.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Wednesday, August 9, 2017 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10106141.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements as defined under the federal securities laws. Words such as “may”, “should”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions generally identify forward-looking statements; however, statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. The following factors, among others, could cause the Company’s actual results to differ: the reduced diversification and heightened exposure to the Jones Act market of OSG’s business following the spin-off from OSG on November 30, 2016 of International Seaways, Inc. (INSW), which owned or leased OSG’s fleet of International Flag vessels, which may make OSG more susceptible to market fluctuations than before such spin-off; the highly cyclical nature of OSG’s industry; fluctuations in the market value of vessels; declines in charter rates, including spot charter rates or other market deterioration; an increase in the supply of vessels without a commensurate increase in demand; the impact of adverse weather and natural disasters; the adequacy of OSG’s insurance to cover its losses, including in connection with maritime accidents or spill events; constraints on capital availability; the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants; the Company’s ability to renew its time charters when they expire or to enter into new time charters; competition within the Company’s industry and OSG’s ability to compete effectively for charters; the loss of a large customer; and changes in demand in specialized markets in which the Company currently trades. Investors should also carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Consolidated Statements of Operations($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 3
	2017	2016	2017	2016
Shipping Revenues:

Time and bareboat charter revenues	$72,116	$97,413	$151,883	$196,103
Voyage charter revenues	24,109	20,971	52,458	37,361
	96,225	118,384	204,341	233,464

Operating Expenses:
Voyage expenses	5,149	3,643	10,941	6,510
Vessel expenses	32,564	34,610	68,173	70,514
Charter hire expenses	22,856	22,884	45,433	45,726
Depreciation and amortization	15,086	22,672	31,711	45,796
General and administrative	6,350	11,540	14,604	24,496
Total Operating Expenses	82,005	95,349	170,862	193,042
Operating income	14,220	23,035	33,479	40,422
Other (expense)/income	38	(422)	(630)	736
Income before interest expense, reorganization items and income taxes	14,258	22,613	32,849	41,158
Interest expense	(9,445)	(10,862)	(18,802)	(22,779)
Income before reorganization items and income taxes	4,813	11,751	14,047	18,379
Reorganization items, net	(9)	(861)	(244)	17,050
Income from continuing operations before income taxes	4,804	10,890	13,803	35,429
Income tax provision from continuing operations	(1,593)	(15,075)	(5,162)	(48,310)
Income/(loss) from continuing operations	3,211	(4,185)	8,641	(12,881)
Income from discontinued operations	-	34,045	-	93,481
Net income	$3,211	$29,860	$8,641	$80,600

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	87,769,483	92,255,692	88,309,231	93,496,651
Diluted - Class A	87,964,755	92,321,359	88,542,779	93,531,462
Basic and Diluted - Class B	-	826,794	-	1,073,382

Per Share Amounts:
Basic and diluted net income/(loss) - Class A from continuing operations	$0.04	$(0.04)	$0.10	$(0.13)
Basic and diluted net income - Class A from discontinued operations	$-	$0.35	$-	$0.97
Basic net income - Class A	$0.04	$0.31	$0.10	$0.84
Diluted net income - Class A	$0.04	0.32	$0.10	$0.85

Basic and diluted net income/(loss) - Class B from continuing operations	$-	$(0.27)	$-	$(0.35)
Basic and diluted net income - Class B from discontinued operations	$-	$2.19	$-	$2.56
Basic and diluted net income - Class B	$-	$1.92	$-	$2.21

Cash dividends declared - Class A	$-	$-	$-	$0.48
Cash dividends declared - Class B	$-	$1.08	$-	$1.56

Consolidated Balance Sheets
($ in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$204,575	$191,089
Restricted cash	5,935	7,272
Voyage receivables, including unbilled of $5,887 and $12,593	20,819	23,456
Income tax receivable	381	877
Receivable from INSW	506	683
Other receivables	17,745	2,696
Inventories, prepaid expenses and other current assets	11,542	12,243
Total Current Assets	261,503	238,316
Restricted cash – non-current	-	8,572
Vessels and other property, less accumulated depreciation of $233,241 and $213,173	664,411	684,468
Deferred drydock expenditures, net	25,697	31,172
Total Vessels, Deferred Drydock and Other Property	690,108	715,640
Investments in and advances to affiliated companies	38	3,694
Intangible assets, less accumulated amortization of $48,683 and $46,383	43,317	45,617
Other assets	22,481	18,658
Total Assets	$1,017,447	$1,030,497

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$44,029	$57,222
Income taxes payable	1,990	306
Current installments of long-term debt	86,579	-
Total Current Liabilities	132,598	57,528
Reserve for uncertain tax positions	3,175	3,129
Long-term debt	422,147	525,082
Deferred income taxes, net	143,777	141,457
Other liabilities	51,455	48,969
Total Liabilities	753,152	776,165

Equity:
Common stock	753	702
Paid-in additional capital	584,112	583,526
Accumulated deficit	(313,095)	(321,736)
	271,770	262,492
Accumulated other comprehensive loss	(7,475)	(8,160)
Total Equity	264,295	254,332
Total Liabilities and Equity	$1,017,447	$1,030,497

Consolidated Balance Sheets

($ in thousands)

	Six Months Ended
	June 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$8,641	$80,600
Less: Net income from discontinued operations	-	93,481
Net income/(loss) from continuing operations	8,641	(12,881)
Items included in net (loss)/income from continuing operations not affecting cash flows:
Depreciation and amortization	31,711	45,796
Amortization of debt discount and other deferred financing costs	2,653	3,190
Compensation relating to restricted stock/stock unit and stock option grants	1,699	1,804
Deferred income tax benefit	2,121	45,666
Reorganization items, non-cash	85	327
Discount on repurchase of debt	(925)	(3,415)
Other – net	1,481	1,176
Distributions from INSW	-	102,000
Distributed earnings of affiliated companies	3,656	3,789
Payments for drydocking	(3,305)	(4,588)
SEC, Bankruptcy and IRS claim payments	(5,000)	(7,136)
Changes in operating assets and liabilities	(19,084)	7,349
Net cash provided by operating activities	23,733	183,077
Cash Flows from Investing Activities:
Change in restricted cash	9,909	4,994
Expenditures for vessels and vessel improvements	-	(58)
Expenditures for other property	(11)	(265)
Net cash provided by investing activities	9,898	4,671
Cash Flows from Financing Activities:
Cash dividends paid	-	(31,910)
Payments on debt	-	(43,879)
Extinguishment of debt	(19,083)	(52,667)
Repurchases of common stock and common stock warrants	-	(76,388)
Tax withholding on share-based awards	(1,062)	-
Net cash used in financing activities	(20,145)	(204,844)
Net increase/(decrease) in cash and cash equivalents from continuing operations	13,486	(17,096)
Cash and cash equivalents at beginning of period	191,089	193,978
Cash and cash equivalents at end of period	$204,575	$176,882

Cash flows from discontinued operations:
Cash flows provided by operating activities	$-	$122,764
Cash flows used in investing activities	-	26,464
Cash flows used in financing activities	-	(179,141)
Net decrease in cash and cash equivalents from discontinued operations	$-	$(29,913)

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and six months ended June 30, 2017 and 2016. Revenue days in the quarter ended June 30, 2017 totaled 2,127 compared with 2,169 in the same quarter in the prior year. A summary fleet list by vessel class can be found later in this press release.

Three Months Ended June 30,	2017		2016
	Spot	Fixed	Spot	Fixed
	Earnings	Earnings	Earnings	Earnings
Jones Act Handysize Product Carriers:
Average rate	$18,288	$63,796	$26,483	$64,830
Revenue days	173	900	24	1,057
Non-Jones Act Handysize Product Carriers:
Average rate	$28,169	$12,836	$30,492	$17,556
Revenue days	91	91	125	57
ATBs:
Average rate	$7,234	$26,047	$-	$37,054
Revenue days	202	488	-	724
Lightering:
Average rate	$69,183	$-	$76,555	$-
Revenue days	182	-	182	-

TOTAL REVENUE DAYS	648	1,479	331	1,838

Six Months Ended June 30,	2017		2016
	Spot	Fixed	Spot	Fixed
	Earnings	Earnings	Earnings	Earnings
Jones Act Handysize Product Carriers:
Average rate	$26,361	$63,421	$26,483	$64,662
Revenue days	245	1,889	24	2,136
Non-Jones Act Handysize Product Carriers:
Average rate	$30,353	$13,997	$30,924	$18,452
Revenue days	203	159	216	148
ATBs:
Average rate	$11,856	$27,802	$-	$37,454
Revenue days	382	1,012	-	1,420
Lightering:
Average rate	$72,137	$-	$69,795	$-
Revenue days	362	-	364	-

TOTAL REVENUE DAYS	1,192	3,060	604	3,704

Fleet Information

As of June 30, 2017, OSG’s owned and operated fleet totaled 24 vessels (14 vessels owned and 10 chartered-in) which remains unchanged since December 31, 2016. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at June 30, 2017
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total dwt (2))
Handysize Product Carriers (1)	4	4.0	10	10.0	14	14.0	664,490
Refined Product ATBs	8	8.0	-	-	8	8.0	226,064
Lightering ATBs	2	2.0	-	-	2	2.0	91,112
Total Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally. 2 Total Dwt is defined as the total deadweight for all vessels of that type.

Reconciliation to Total Cash

(C) Total Cash

($ in thousands)	June 30,2017	December 31,2016
Cash and cash equivalents	$204,575	$191,089
Restricted cash	5,935	15,844
Total Cash	$210,510	$206,933

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a long-term time charter. TCE, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Time charter equivalent revenues	$91,076	$114,741	$193,400	$226,954
Add: Voyage expenses	5,149	3,643	10,941	6,510
Shipping revenues	$96,225	$118,384	$204,341	$233,464

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA are presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2017	2016	2017	2016
Net income (loss) from continuing operations	$3,211	$(4,185)	$8,641	$(12,881)
Income tax provision	1,593	15,075	5,162	48,310
Interest expense	9,445	10,862	18,802	22,779
Depreciation and amortization	15,086	22,672	31,711	45,796
EBITDA	29,335	44,424	64,316	104,004
Loss on disposal of vessels, including impairments	-	113	-	113
Loss (gain) on repurchase of debt	252	580	1,189	(434)
Other costs associated with repurchase of debt	-	-	-	77
Reorganization items, net	9	861	244	(17,050)
Adjusted EBITDA	$29,596	$45,978	$65,749	$86,710